Exhibit 99.1

Abeona Therapeutics’ Board of Directors Forms Special Committee to Oversee Operations, Develop Strategic Direction and Leadership Plan

Steven H. Rouhandeh Appointed as Chairman of the Board of Directors

Jefferies LLC Retained as Financial Advisor to Assist with the Review of Strategic Options

NEW YORK and CLEVELAND, Oct. 6, 2020 – Abeona Therapeutics Inc. (Nasdaq: ABEO), a fully-integrated leader in gene and cell therapy, today announced that its Board of Directors has formed a Special Committee to oversee and advise the executive leadership team on the operations of the Company, leveraging the respective medical, business development and financial expertise of its members. The Special Committee, which consists of current board members, is also working closely with the executive leadership team to develop the Company’s strategic direction and leadership plan as it continues to advance its clinical programs toward providing novel gene and cell therapies to patients who currently have no approved treatment options. The Company also announced the appointment of Steven H. Rouhandeh as Chairman of its Board of Directors.

Strategic Review

Abeona has retained Jefferies LLC as its financial advisor to assist with the review of strategic options focused on advancing the Company’s mission and maximizing stakeholder value. There can be no assurance this strategic review will result in the completion of any particular course of action. There is no defined timeline for completion of the review process and the Company does not intend to comment further unless a specific initiative is approved by the Board of Directors, the review process is concluded, or it is otherwise determined that other disclosure is appropriate.

About Abeona Therapeutics

Abeona Therapeutics Inc. is a clinical-stage biopharmaceutical company developing gene and cell therapies for serious diseases. Abeona’s clinical programs include EB-101, its autologous, gene-corrected cell therapy for recessive dystrophic epidermolysis bullosa in Phase 3 development, as well as ABO-102 and ABO-101, novel AAV-based gene therapies for Sanfilippo syndrome types A and B (MPS IIIA and MPS IIIB), respectively, in Phase 1/2 development. The Company’s portfolio of AAV-based gene therapies also features ABO-201 for CLN3 disease. Abeona’s novel, next-generation AIM™ capsids have shown potential to improve tropism profiles for a variety of devastating diseases. Abeona’s fully functional, gene and cell therapy GMP manufacturing facility produces EB-101 for the pivotal Phase 3 VIITAL™ study and is capable of clinical and commercial production of AAV-based gene therapies. For more information, visit www.abeonatherapeutics.com.

Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties. These statements include statements about the Company exploring all strategic options, including the sale of some or all of its assets or sale of the Company. We have attempted to identify forward-looking statements by such terminology as “may,” “will,” “believe,” “estimate,” “expect,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances), which constitute and are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, numerous risks and uncertainties, including but not limited to the potential impacts of the COVID-19 pandemic on our business, operations, and financial condition, the outcome of the strategic review, continued interest in our rare disease portfolio, our ability to enroll patients in clinical trials, the outcome of any future meetings with the U.S. Food and Drug Administration or other regulatory agencies, the impact of competition, the ability to secure licenses for any technology that may be necessary to commercialize our products, the ability to achieve or obtain necessary regulatory approvals, the impact of changes in the financial markets and global economic conditions, risks associated with data analysis and reporting, and other risks disclosed in the Company’s most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q and other periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise the forward-looking statements or to update them to reflect events or circumstances occurring after the date of this press release, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws.

Investor and Media Contact:

Greg Gin
VP, Investor Relations
Abeona Therapeutics
+1 (646) 813-4709

ggin@abeonatherapeutics.com